ex (d)(4)
Annex A
April 30, 2010
The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Variable Insurance Trust and each of the undersigned shall be as follows:

Goldman Sachs Asset Management	Annual Rate (%)
Goldman Sachs Large Cap Value Fund	0.75% on first $1 billion
0.68% over $1 billion up to $2 billion
0.65% over $2 billion up to $5 billion
0.64% over $5 billion up to $8 billion
0.63% over $8 billion

Goldman Sachs Mid Cap Value Fund	0.80% on first $2 billion
0.72% over $2 billion up to $5 billion
0.68% over $5 billion up to $8 billion
0.67% over $8 billion

Goldman Sachs Structured Small Cap Equity Fund	0.75% on first $2 billion

0.68% over $2 billion up to $5 billion
0.65% over $5 billion up to $8 billion
0.64% over $8 billion

Goldman Sachs Structured U.S. Equity Fund	0.62% on first $1 billion
0.59% over $1 billion up to $2 billion
0.56% over $2 billion up to $5 billion
0.55% over $5 billion up to $8 billion
0.54% over $8 billion

Goldman Sachs Strategic Growth Fund	0.75% on first $1 billion
0.68% over $1 billion up to $2 billion
0.65% over $2 billion up to $5 billion
0.64% over $5 billion up to $8 billion
0.63% over $8 billion

Goldman Sachs Government Income Fund	0.54% on first $1 billion
0.49% over $1 billion up to $2 billion
0.47% over $2 billion up to $5 billion
0.46% over $5 billion up to $8 billion
0.45% over $8 billion

Goldman Sachs Core Fixed Income Fund	0.40% on first $1 billion
0.36% over $1 billion up to $2 billion
0.34% over $2 billion up to $5 billion
0.33% over $5 billion up to $8 billion
0.32% over $8 billion

Goldman Sachs Growth Opportunities Fund	1.00% on first $2 billion
0.90% over $2 billion up to $5 billion
0.86% over $5 billion up to $8 billion
0.84% over $8 billion

Goldman Sachs Money Market Fund	0.205%

Goldman Sachs Asset Management International

Goldman Sachs Strategic International Equity Fund	0.85% on first $1 billion
0.77% over $1 billion up to $2 billion
0.73% over $2 billion up to $5 billion
0.72% over $5 billion up to $8 billion
0.71% over $8 billion

GOLDMAN SACHS VARIABLE INSURANCE TRUST		GOLDMAN SACHS ASSET MANAGEMENT
INTERNATIONAL, an affiliate of
Goldman, Sachs & Co.

By:	/s/ James McNamara	By:	/s/ Ellen Porges

	Name: James McNamara		Name: Ellen Porges
	Title: President		Title:

GOLDMAN SACHS ASSET MANAGEMENT, L.P. an affiliate of Goldman, Sachs & Co.
By:	/s/ Peter V. Bonanno
	Name:	Peter V. Bonanno
	Title:	Managing Director